Exhibit 24

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints DWIGHT W. DECKER, DENNIS E. O’REILLY and PETER R. KOLYER, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for him and in his name and in the capacity or capacities indicated below:

(1)	the Annual Report on Form 10-K for the fiscal year ended September 30, 2003 and any and all amendments thereto to be filed by Conexant Systems, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”); and

(2)	the Registration Statement on Form S-4 and any and all amendments (including post-effective amendments) and supplements thereto to be filed by the Company with the Commission for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), shares of Common Stock, par value $.01 per share, and the associated preferred share purchase rights, of the Company to be issued pursuant to the Agreement and Plan of Reorganization dated as of November 3, 2003 by and among the Company, Concentric Sub, Inc. and GlobespanVirata, Inc.,

and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Dwight W. Decker Dwight W. Decker	Chairman of the Board and Chief Executive Officer (principal executive officer)	November 21, 2003

/s/ Donald R. Beall Donald R. Beall	Director	December 1, 2003

/s/ Ralph J. Cicerone Ralph J. Cicerone	Director	December 1, 2003

/s/ F. Craig Farrill F. Craig Farrill	Director	December 1, 2003

/s/ Balakrishnan S. Iyer Balakrishnan S. Iyer	Director	December 1, 2003

/s/ D. Scott Mercer D. Scott Mercer	Director	December 1, 2003

/s/ Jerre L. Stead Jerre L. Stead	Director	December 1, 2003

/s/ J. Scott Blouin J. Scott Blouin	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	December 1, 2003